EXHIBIT 99.1

                    Trimble Reports Record Quarterly Results

o    Record  revenues  of  $138.1  million  versus  guidance  of $129.0 - $132.0 million;
o    Record  GAAP EPS of $0.25;
o GAAP EPS were reduced by: an $0.11 per share non-recurring/non-cash charge related to the Company's debt refinancing announced on June 25, 2003; $0.05 per share for amortization of purchased intangibles; and $0.02 per share for restructuring activities;

SUNNYVALE, Calif., July 29, 2003 - Trimble (Nasdaq: TRMB) today announced results for its second fiscal quarter ended July 4, 2003. The Company reported second quarter revenues of approximately $138.1 million, versus approximately $123.3 million in the second quarter of 2002. Second quarter is traditionally the Company's seasonally strongest quarter due to the buying season in the Engineering and Construction market.

GAAP EPS for the second quarter were $0.25, which were reduced by an approximate $0.11 per share non-recurring/non-cash charge recorded as Interest Expense, related to the Company's debt refinancing announced on June 25, 2003. This charge was not included in the Company's guidance of $0.25 - $0.29 given in its April 29, 2003 earnings release. GAAP EPS were also reduced by approximately $0.05 per share for amortization of purchased intangibles and approximately $0.02 per share for restructuring activities. GAAP EPS were $0.15 for the second quarter of 2002, and were reduced by approximately $0.08 per share for amortization of purchased intangibles and approximately $0.01 per for restructuring activities. Second quarter 2003 GAAP EPS were calculated on a diluted basis using approximately 33.1 million shares.

"Trimble's record financial results are a result of our efforts to establish market leadership in our core businesses through a combination of innovative products, targeted distribution channels and strong customer support," said
Steven W. Berglund, president and CEO of Trimble. "Following a strong first quarter, demand remained healthy for our surveying and construction products with market momentum in survey instruments leading to record overall Engineering and Construction sales in the quarter. Component Technologies demonstrated continuing strength in the wireless infrastructure area and produced excellent operating margins. Field Solutions results reflected strong year over year

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growth  in  both   geographic   information   systems   products  and  automated
agricultural guidance. Mobile Solutions continued to progress as subscribers grew more than 80 percent during the quarter. These positive results, combined with the commencement of operations for the recently announced Nikon-Trimble joint venture and Applanix acquisition, position us well for future growth."

Second Fiscal Quarter Business Segment Highlights
Engineering and Construction (E&C)
Total second quarter E&C revenues increased by 14 percent over the second quarter of 2002. Sales of GPS survey products remained strong, leading to double-digit sales growth for the entire survey business over the second quarter of 2002. Sales of Tripod Data Systems and construction instruments products were also strong during the quarter, with each reporting double-digit sales growth over the second quarter of 2002. While up strongly on a sequential basis, machine control sales did not grow versus the second quarter of 2002, principally due to adverse weather conditions in parts of the United States. The second quarter of 2002 was also strong as it followed the announcement of the joint venture with Caterpillar.

Field Solutions (TFS) - Agriculture and Geographic Information Systems (GIS) Second quarter revenues for TFS increased by approximately 10 percent over the second quarter of 2002. GIS product sales increased by double-digits over the second quarter of 2002, driven by demand from state and municipal governments ahead of their June 30 fiscal year end. Agriculture product sales were seasonally weak during the quarter, although high-end guidance products continued to gain momentum in new geographies and crop types.

Component Technologies (CT)
Second quarter revenues for CT increased by approximately 11 percent over the second quarter of 2002. Continued strong demand for wireless infrastructure products led to a favorable product mix. This favorable product mix, combined with increased volumes in automotive and embedded products, and cost reductions related to the transfer of the business' manufacturing operations from

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California  to China  during  the  second  half of 2002 led to record  operating margins for CT.

Mobile Solutions (TMS)
TMS reported a 15 percent sequential increase in revenue during the second quarter, as it continued to gain traction in the ready mix concrete market. Revenue related to the Televisant(TM) Fleet Management System and associated hardware products increased by over 20 percent sequentially, while subscribers increased by more than 80 percent during the quarter.

Guidance
For the third quarter ending October 3, 2003, the Company expects revenues will be between $129.0 and $132.0 million, which represents a 12 - 15 percent increase over the third quarter of 2002. Gross margins are expected to be approximately 50 percent. Operating expenses, including approximately $2.0 million of amortization of intangibles are expected to be approximately $54.0 million. Net interest expense is expected to be approximately $1.1 million, and other non-operating expense should be approximately $1.6 million. The income tax provision should be approximately $1.4 million. Within these revenue guidelines, Trimble expects GAAP EPS to be between $0.19 and $0.23, which represents a 111 - 155 percent increase over the third quarter of last year. GAAP EPS guidance was calculated assuming 34.5 million shares outstanding.

Investor Conference Call / Webcast Details
The Company will hold a conference call on Tuesday, July 29, 2003 at 2:00 PM Pacific Time to review its second quarter results. It will be broadcast live on the web at http://www.trimble.com/investors.html. A replay of the call will be available for 7 days beginning at 5:00 PM, Pacific Time. The replay number is
(800) 642-1687, and the passcode is 1650806.

About Trimble
Trimble is a leading innovator of Global Positioning System (GPS) technology. In addition to providing advanced GPS components, Trimble augments GPS with other

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positioning  technologies,  as well as wireless  communications and software, to create complete customer solutions. Trimble's worldwide presence and unique capabilities position the Company for growth in emerging applications including surveying, automobile navigation, machine guidance, asset tracking, wireless
platforms,   and   telecommunications   infrastructure.   Founded  in  1978  and
headquartered in Sunnyvale, California, Trimble has more than 2,000 employees in more than 20 countries worldwide. For an interactive look at Company news and products, visit Trimble's Web site at http://www.trimble.com

Forward Looking Statement:
Certain statements made in this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include the revenue, gross margin, operating expenses, net interest expense, non-operating expense, income tax provision and earnings per share estimates for the quarter ending Oct 3, 2003. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. For example, recent strong demand for the Company's products may not continue. Any failure to achieve predicted results could negatively impact the Company's revenues and gross margin. The overall health of the economy and international markets may result in reduced capital spending which could impair the Company's ability to reach the forecasted results. In addition, the Nikon-Trimble joint venture and Applanix acquisition may not achieve anticipated results. Whether the Company achieves its guidance for the third quarter will also depend on a number of other factors, including the risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement, contained herein. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.

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                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)


                                                         Three Months Ended               Six Months Ended
                                                         ------------------               ----------------

                                                         July 4,         Jun 28,        July 4,         Jun 28,
                                                          2003            2002           2003            2002
                                                          ----            ----           ----            ----
Revenue                                                 $138,132        $123,256       $265,457        $227,285

Cost of revenue                                           67,037          62,305        132,607         112,001
                                                          ------          ------        -------         -------
    Gross Margin                                          71,095          60,951        132,850         115,284
                                                          ------          ------        -------         -------
    Gross Margin (%)                                       51.5%           49.5%          50.0%           50.7%

Operating expenses:

    Research and development                              17,077          14,986         33,117          30,024

    Sales and marketing                                   24,560          21,897         48,557          44,024

    General and administrative                             9,896           9,874         18,531          20,672

    Restructuring charges                                    716             188          1,106             492

    Amortization of purchased intangibles                  1,725           2,324          3,520           4,302
                                                           -----           -----          -----           -----
       Total operating expenses                           53,974          49,269        104,831          99,514
                                                          ------          ------        -------          ------

Operating income from continuing operations               17,121          11,682         28,019          15,770

Non-operating income (expense), net:

    Interest expense, net                                (6,014)         (3,415)        (9,389)         (7,358)

    Foreign exchange gain / (loss), net                      391           (710)            483           (769)

    Other income / (expense), net                           (92)            (21)          (139)             178

    Expenses for affiliated operations, net              (1,901)         (1,210)        (3,116)         (1,210)
                                                         -------          ------        -------         -------

       Total non-operating  expense, net                 (7,616)         (5,356)       (12,161)         (9,159)
                                                         -------         -------       --------         -------


Income from continuing operations before income taxes      9,505           6,326         15,858           6,611

Income tax provision                                       1,400           2,000          2,400           3,000
                                                           -----           -----          -----           -----
Net income                                                 8,105           4,326         13,458           3,611
                                                           =====           =====         ======           =====

Earnings per share :
     Basic                                              $   0.26        $   0.15       $   0.43        $   0.13
     Diluted                                            $   0.25        $   0.15       $   0.41        $   0.13

Shares used in calculating earnings per share :
    Basic                                                 31,474          28,339         31,474          28,149
                                                          ======          ======         ======          ======
    Diluted                                               33,079          29,058         32,690          28,758
                                                          ======          ======         ======          ======

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                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                          July 4,         Jan 3,
                                                           2003            2003
                                                           ----            ----
Assets

Current assets:

   Cash and cash equivalents                            $   30,825    $   28,679
   Accounts and other receivables, net                     114,661        79,645
   Inventories, net                                         71,108        61,144
   Other current assets                                      7,398         8,477
                                                             -----         -----
      Total current assets                                 223,992       177,945

Property and equipment, net                                 21,591        22,037
Goodwill and other purchased intangible assets, net        235,300       229,171
Deferred income taxes                                          434           417
Other assets                                                22,985        12,086

      Total assets                                      $  504,302    $  441,656
                                                        ==========    ==========

Liabilities and Shareholders' Equity

Current liabilities:

   Bank and other short-term borrowings                 $        -    $    6,556
   Current portion of long-term debt                        12,623        24,104
   Accounts payable                                         36,719        30,669
   Accrued compensation and benefits                        22,467        17,728
   Accrued liabilities                                      22,644        27,394
   Deferred income tax                                       1,385             -
   Income taxes payable                                      7,187         6,450
                                                             -----         -----
      Total current liabilities                            103,025       112,901

Non-current portion of long-term debt                       98,114       107,865

Deferred gain on joint venture                              10,377        10,792
Deferred income tax                                          2,779         2,561
Other non-current liabilities                                6,434         6,186
                                                             -----         -----
      Total liabilities                                    220,729       240,305
                                                           -------       -------
Shareholders' equity:
   Common stock                                            277,719       225,872
   Accumulated deficit                                    (10,037)      (23,495)
   Accumulated other comprehensive income/(loss)            15,891       (1,026)
                                                            ------       ------
      Total shareholders' equity                           283,573       201,351
                                                           -------       -------
      Total liabilities and shareholders' equity        $  504,302    $  441,656
                                                        ==========    ==========

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                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)


                                                                          Three Months Ended                Six Months Ended
                                                                          ------------------                ----------------
                                                                        July 4,          Jun 28,         July 4,          Jun 28,
                                                                         2003             2002            2003             2002
                                                                         ----             ----            ----             ----
Cash flow from operating activities:

    Net Income                                                            8,105            4,326          13,458            3,611

    Adjustment to reconcile net income to net cash provided by operating activities:

         Depreciation expense                                             2,243            2,914           4,460            5,585

         Amortization expense                                             1,931            2,511           3,908            4,697

         Provision for doubtful accounts                                  (299)              310             150            1,542

         Amortization of deferred gain                                       -             (398)              -             (796)

         Amortization of debt issuance cost                               2,760               -            3,273               -

         Deferred income taxes                                            1,127            1,044           1,588            1,044

         Other                                                            1,236               89           1,508              892

    Add decrease (increase) in assets:

         Accounts receivables, net                                     (17,436)         (11,644)        (32,550)         (14,001)

         Inventories                                                    (7,425)              893        (10,795)            (784)

         Other current and non-current assets                           (1,518)            (259)         (2,877)          (1,239)

         Effect of foreign currency translation adjustment                3,124            2,041           5,132              757

    Add increase (decrease) in liabilities:

         Accounts payable                                                 6,208            2,720           6,050            2,272

         Accrued compensation and benefits                                4,606            (444)           4,739            2,457

         Accrued liabilities                                            (2,425)            1,788         (1,999)          (2,752)

         Deferred gain - short term                                          -              (21)              -               324

         Deferred gain on joint venture                                   (194)               -            (415)           11,000

         Income taxes payable                                                52            1,063             737            1,571
                                                                             --            -----             ---            -----
 Net cash provided by (used in) operating activities                      2,095            6,933         (3,633)           16,180

 Cash flows from investing activities:

     Acquisitions, net of cash acquired                                 (5,056)               -          (5,453)          (2,158)

     Acquisition of property and equipment                              (2,015)          (2,430)         (3,500)          (4,213)

     Proceeds from disposal of property and equipment                      (28)               -               28               -

     Cost of capitalized patents                                            (9)               -             (13)             (48)
                                                                            --                              ---              ---
 Net cash used in investing activities                                  (7,108)          (2,430)         (8,938)          (6,419)

 Cash flow from financing activities:
     Issuance of common stock                                            43,846            1,829          44,386           19,262
     Collections(Payments) of notes receivable                              833            (745)             645            (665)
     Proceeds from (Payments on) long-term debt and revolving
credit lines                                                           (22,370)         (10,872)        (30,314)         (31,700)
                                                                       -------          -------         -------          -------
 Net cash provided by (used in) financing activities                     22,309          (9,788)          14,717         (13,103)

 Net increase (decrease) in cash and cash equivalents                    17,296          (5,285)           2,146          (3,342)
 Cash and cash equivalents - beginning of period                         13,529           33,021          28,679           31,078
                                                                         ------           ------          ------           ------
 Cash and cash equivalents - end of period                             $ 30,825         $ 27,736       $  30,825        $  27,736
                                                                       ========         ========       =========        =========

 Supplemental disclosures of cash flow information:
   Cash paid during the period for:

        Interest                                                       $  7,117         $  3,007       $   7,993        $  10,294
                                                                       ========         ========       =========        =========
        Income taxes, net of refunds                                   $    359         $    511       $     290        $   1,733
                                                                       ========         ========       =========        =========


                                                       Q2'02           Q1'03             Q2'03
                                                      Actual           Actual            Actual
                                                      ------           ------            ------
Income Statement Metrics

      Total Revenue                                 $ 23,256          $  127,325       $ 138,132
                                                    --------          ----------       ---------
         Engineering & Construction                   83,856              85,663          95,797
         Field Solutions                              18,212              20,681          19,950
         Component Technologies                       15,175              15,866          16,820
         Mobile Solutions                              1,840               3,168           3,651
         Portfolio Technologies                        4,173               1,947           1,914

      Gross Margin                                     49.5%               48.5%           51.5%
                                                       -----               -----           -----

      Total Segment Income                          $  8,031          $   17,970       $  24,325
                                                    --------          ----------       ---------
         Engineering & Construction                   15,124              12,240          18,623
         Field Solutions                               3,152               3,314           3,555
         Component Technologies                        2,173               3,855           4,558
         Mobile Solutions                            (3,172)               (687)         (2,025)
         Portfolio Technologies                          754               (752)           (386)

      Corporate and Other Charges                   $(6,349)          $  (7,073)       $ (7,204)

      Non-operating expense and income taxes        $(7,356)          $  (5,544)       $ (9,016)
                                                    --------          ----------       ---------
      Net Income (loss)                             $  4,326          $    5,353       $   8,105
                                                    ========          ==========       =========

      EBITDA                                        $ 14,978          $   13,740       $  19,487
         Amortization of Intangibles                   2,324               1,795           1,725
         Depreciation                                  2,913               2,217           2,243

      GAAP EPS                                      $   0.15          $     0.18       $    0.25
                                                    --------          ----------       ---------

Balance Sheet and Liquidity Metrics
      Cash & Cash Equivalents                       $ 27,736          $   13,529       $  30,825

      Accounts Receivables, Net                     $ 82,159          $   92,187       $ 109,657

      Inventories, Net                              $ 52,594          $   64,513       $  71,108

      Total Debt                                    $158,865          $  131,350       $ 110,737
         Short Term Debt                              66,799              24,085          12,623
         Long Term Debt                               92,066             107,265          98,114

      Equity                                        $180,636          $  212,643       $ 283,573

      Working Capital                               $ 26,724          $   74,521       $ 120,967

      Capital Expenditures                          $  2,430          $    1,485       $   2,015

      Cash Flow from (used in ) Operations*         $  6,933          $  (5,728)       $   2,095
                                                    --------          ----------       ---------
Financial Ratios
      Days Sales Outstanding                              58                  56              69
      Days Sales in Inventory                             77                  90              97
      Current ratio                                      1.2                 1.7             2.2
      Debt to Equity                                     0.9                 0.6             0.3
                                                         ---                 ---             ---
Other
      Headcount                                        2,068               2,004           2,039
                                                       -----               -----           -----

Notes:
1) Engineering & Construction consists of Construction Instruments (CI), Machine Control, Survey and Tripod Data Systems (TDS). 2) Trimble Field Solutions consists of Geographic Information Systems (GIS) and Agriculture. 3) Portfolio Technologies consists of Military and Advanced Systems (MAS).
* Cash Flow from Operations includes impact of exchange rate changes on cash.

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